Exhibit 10.6
                     CUSTOMER INTANGIBLES LICENSE AGREEMENT


          THIS AGREEMENT, made this 2nd day of August, 1999, by and between ASA INTERPRO SMARTTIME LLC, a Delaware limited liability company (herein "SMLLC" or "SMARTTIME LLC"), and INTERPRO EXPENSE SYSTEMS, INC., a Delaware corporation ("INTERPRO").

                              W I T N E S S E T H:

          WHEREAS, SMLLC, INTERPRO and ASA INTERNATIONAL LTD. ("ASA") are parties to an Option to Purchase Agreement dated of even date herewith (the "Option Agreement"), pursuant to which SMLLC has granted to INTERPRO an option to purchase all of the assets of SMLLC; and

          WHEREAS, during the term of the Option Agreement SMLLC and INTERPRO desire that INTERPRO conduct the Business (as defined in the Option Agreement); and

          WHEREAS, to facilitate the conduct of the Business by INTERPRO during the term of the Option Agreement, SMLLC and INTERPRO desire to enter into this License Agreement in which SMLLC grants to INTERPRO a license for the use of SMLLC's Customer Intangibles (as hereinafter defined);

          NOW, THEREFORE, in consideration of the premises and mutual promises contained in this Agreement, IT IS AGREED:

          1. CUSTOMER INTANGIBLES. "Customer Intangibles" shall mean any and all information regarding the composition, with respect to the Business, of the customer market, market share, and any other value resulting from the future provision by SMLLC of goods or services pursuant to relationships with customers (contractual or otherwise) in the ordinary course of business, including but not limited to the customer list of the Business attached hereto as EXHIBIT A. Customer Intangibles shall not include any such information ("InterPro Information") acquired by INTERPRO from any source other than SMLLC.

          2. GRANT OF LICENSE. SMLLC hereby grants to INTERPRO and INTERPRO hereby accepts upon the terms and conditions hereinafter set forth, under all of SMLLC's Property and other rights in the Customer Intangibles, royalty-free, worldwide right and license (the "License"), to (a) use, for any purpose, reproduce, distribute, publicly perform, display and sell the Customer Intangibles, and (b) make, have made, use, sell, offer for sale and import any product and practice any process. The License hereunder includes the right to grant sublicenses. During the term of the License, SMLLC shall not use or grant to any other party the right to use the Customer Intangibles for any purpose which would be competitive with the Business, and SMLLC shall keep confidential all of the information contained in the Customer Intangibles. In this Agreement, "Initial Period" means the period commencing on the Option Date and ending on the sooner to occur of (a) the date INTERPRO exercises its option to purchase the assets of SMLLC pursuant to the Option Agreement, and (b) August 31, 1999.

          3. TERM. The term of this Agreement shall commence on the date of the execution of this Agreement and shall continue until August 31, 2000; provided, however, that if, prior to the expiration of this Agreement, INTERPRO exercises its option to purchase the assets of SMLLC pursuant to the Option Agreement, then, immediately prior to such exercise, the term of this Agreement shall be deemed to be extended until August 31, 2009 (the "Extended Term"). At any time after August 31, 2009, if the Extended Term occurs, INTERPRO shall have the right to acquire all of SMLLC's right, title and interest in and to the Customer Intangibles free and clear of all Liens (as defined in the Purchase Agreement attached to the Option Agreement), for a cash payment equal to the fair market value of the Customer Intangibles on the date purchased, as determined by an appraiser selected by INTERPRO.

          4. LICENSE FEE. Upon execution of this Agreement, INTERPRO shall pay SMLLC a non-refundable license fee for use of the Customer Intangibles during the term of this Agreement (including any Extended Term) in the amount of Three Hundred Thousand Dollars ($300,000) by wire transfer of immediately available funds.

          5. OWNERSHIP. During the term of this Agreement (including any Extended Term), all Customer Intangibles shall remain the property of SMLLC. At all times during the term of this Agreement and thereafter, INTERPRO shall own the InterPro Intangibles.

          6. PROTECTION OF THE CUSTOMER INTANGIBLES. Subject to Section 2, The parties agree that, during the term of this Agreement, each shall take all such steps as may be necessary or reasonable to safeguard the confidentiality of the Customer Intangibles and shall not disclose any of the foregoing to any third party, except for purposes consistent with this Agreement.

          7. TERMINATION. This Agreement, and the License granted hereby, will terminate on August 31, 2000 unless INTERPRO exercises its option to purchase the assets of SMLLC pursuant to the Option Agreement, in which event the term of this Agreement and the License granted hereunder shall be extended pursuant to
Section 3 hereof.

          8. WARRANTY. SMLLC represents and warrants to INTERPRO that at all times during the term of this Agreement (a) SMLLC has the full right, power and authority to enter into this Agreement and fully perform its obligations hereunder, and (b) SMLLC shall own exclusively all right, title and interest in and to the Customer Intangibles, except as set forth in the Purchase Agreement (as defined in the Option Agreement).

          9. ASSIGNMENT. Neither this Agreement nor any interest herein may be assigned, in whole or in part, by either party without the prior written consent of the other party; provided, however, that at any time during the Extended Term INTERPRO may assign or transfer this Agreement, or any of its rights hereunder, to a third party that agrees to be bound by the terms of this Agreement.

          10. WAIVER. The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

          11. NOTICES. Any notice to be given hereunder shall be deemed sufficient if in writing and delivered in accordance with the notice provisions of the Option Agreement.

          12. SEVERABILITY. In the event that any provisions shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed that such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions and provisions hereof shall remain in full force and effect and that any court of competent jurisdiction may so modify the objectionable provisions as to make it valid, reasonable and enforceable.

          13. ENTIRE AGREEMENT. This Agreement and the schedules attached hereto constitute the entire agreement between the parties hereto and supersede all prior agreements, understandings and arrangements, oral or written, between the parties with respect to the subject matter hereof.

          14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          15. HEADINGS. The headings of this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

          16. RELATIONSHIP. Nothing in this Agreement is intended to or shall
(i) establish any agency, partnership or joint venture relationship between the parties hereto; or (ii) except as otherwise specifically provided, confer on any person other than the parties, or their authorized assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          17. DISPUTE RESOLUTION. Any dispute between the parties arising out of or related to this Agreement shall be settled by arbitration in accordance with the provisions of the Purchase Agreement.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives.


                                      SMARTTIME LLC


                                      By: /S/ ALFRED C. ANGELONE
                                         -----------------------------

                                      INTERPRO EXPENSE SYSTEMS, INC.


                                      By: /S/ ED COMFOLTEY
                                         -----------------------------